Exhibit 99.1
Nextracker Reports Q2 FY25 Financial Results
Reaffirms FY25 Revenue Outlook and Raises FY25 Profit Outlook
FREMONT, Calif. October 30, 2024 – Nextracker (Nasdaq: NXT), a global market leader of intelligent solar tracker and software solutions, today announced financial results for the second quarter of fiscal year 2025, ended September 27, 2024.
Financial Summary
(In millions, except per share)

	Q2 FY25*	Q1 FY25*	Q2 FY24
Revenue	$636	$720	$573
GAAP Gross Profit	$225	$237	$149
GAAP Gross Margin	35.4%	33.0%	26.0%
GAAP Net Income	$117	$125	$81
GAAP Net Income Margin	18.5%	17.3%	14.2%
GAAP Diluted EPS	$0.79	$0.84	$0.55

Adjusted Gross Profit	$228	$241	$152
Adjusted Gross Margin	35.9%	33.5%	26.6%
Adjusted EBITDA	$173	$175	$110
Adjusted EBITDA Margin	27.2%	24.3%	19.2%
Adjusted Net Income	$145	$139	$96
Adjusted Diluted EPS	$0.97	$0.93	$0.65
*Q2 FY25 and Q1 FY25 GAAP and adjusted results include approximately $51 million and $47 million, respectively, of IRA 45X advanced manufacturing tax credit vendor rebates (45X credits). Q2 FY24 results do not include 45X credits.

Please refer to Nextracker’s most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K for more information on 45X credits and schedules IV and V attached to this press release for a reconciliation of non-GAAP to GAAP financial measures. Additional information can be found on the Investor Relations section of our website.
Business Highlights
•Unveiled NX Foundation Solutions at 2024 RE+ North America in Anaheim, California
•Signed 100% U.S. domestic content project contracts and accelerated planned ship date to the end of CY24
•Expanded manufacturing footprint to over 85 partner manufacturing facilities
•Inaugurated India’s first R&D Center for Solar Excellence in Hyderabad, the third global R&D center along with centers in Brazil and the U.S.

“We’re very pleased with the company’s execution, driving a record first half of fiscal year 2025 with strong demand in Q2,” said Dan Shugar, founder and CEO of Nextracker. “In the quarter, we successfully executed on the launch of our new NX Foundation Solutions portfolio. We are also pleased to report that we have received customer orders for all of our new products launched in the last year, including NX Horizon-XTR™ 1.5 all-terrain tracker, NX Horizon™ Low Carbon Tracker, NX Hail Pro-75, and NX Foundation Solutions. Finally, we accelerated our planned timeline for our 100% U.S. domestic content projects ship date from early CY25 to before the end of the current calendar year.”

“We finished Q2 with strong execution and operational discipline, driving meaningful improvements in margins, which allows us to raise our FY25 profit outlook,” said Chuck Boynton, CFO of Nextracker. “In the first half of FY25, we generated $260 million in adjusted free cash flow, bolstering our balance sheet with over $560 million of total cash and cash equivalents, bringing our total liquidity to over $1.5 billion.”
FY2025 Annual Outlook
Reaffirms FY25 revenue outlook and raises FY25 profit outlook

	Updated Outlook	Previous Outlook
Revenue	$2.8 to $2.9 billion	$2.8 to $2.9 billion
GAAP Net Income	$378 to $408 million	$363 to $393 million
GAAP Diluted EPS	$2.50 to $2.70	$2.37 to $2.57
Adjusted EBITDA	$625 to $665 million	$600 to $650 million
Adjusted Diluted EPS	$3.10 to $3.30	$2.89 to $3.09
Adjusted EBITDA and adjusted diluted EPS exclude approximately $119 million and $0.60, respectively, for stock-based compensation, acquisition related costs and net intangible amortization.
Q2 FY2025 Earnings Call
October 30, 2024
2:00 p.m. PT / 5:00 p.m. ET
Live webcast available on investors.nextracker.com

We encourage you to review our Q2 FY25 Shareholder Letter, which, along with this press release, is available on the Nextracker Investor Relations website and includes important information for Nextracker shareholders that supplements and expands on the information in this press release.
The webcast replay will be available on the Nextracker Investor Relations website following the conclusion of the event.
Upcoming Events
Nextracker leadership executives will present at the upcoming investor conferences:
Baird Global Industrial Conference – Chicago, IL
Fireside Chat
November 13, 2024
8:50 a.m. PT / 11:50 a.m. ET
UBS Tech West – Scottsdale, AZ
Fireside Chat
December 4, 2024
10:35 a.m. PT / 1:35 p.m. ET
Live webcasts available on investors.nextracker.com

About Nextracker
Nextracker is a leading provider of intelligent, integrated solar tracker, foundations, and software solutions used in utility-scale and ground-mounted distributed generation solar projects around the world. Our products enable solar PV power plants to follow the sun’s movement across the sky and optimize plant performance. With power plants operating in more than forty countries worldwide, Nextracker offers solar tracker technologies that increase energy production while reducing costs for significant plant ROI. For more information, please visit www.nextracker.com.
Forward Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the trends for future solar adoption, the expected benefits of the Ojjo, Inc. and Solar Pile International acquisitions, the expected benefits of the NX Foundation Solutions portfolio launch and other new product launches, our domestic content capabilities, and Nextracker’s outlook for fiscal 2025 and other periods. These forward-looking statements are based on various assumptions and on the current expectations of Nextracker’s management. These statements involve risks and uncertainties that could cause the actual results to differ materially from those anticipated by these forward-looking statements, including risks and uncertainties that are described under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Nextracker’s most recent Quarterly Report on Form 10-Q, Annual Report on Form 10-K and other documents that Nextracker has filed or will file with the Securities and Exchange Commission. There may be additional risks that Nextracker is not aware of or that Nextracker currently believes are immaterial that could also cause actual results to differ from the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements. Nextracker assumes no obligation to update these forward-looking statements.
Use of Adjusted Financial Information
An explanation and reconciliation of non-GAAP financial measures to GAAP financial measures is presented in Schedules III, IV and V attached to this press release, and can be found, along with other financial information including the Earnings Presentation, on the investor relations section of our website at investors.nextracker.com.
Channels for Disclosure of Information
Nextracker intends to announce material information to the public through the Nextracker Investor Relations website investors.nextracker.com, SEC filings, press releases, public conference calls, and public webcasts. Nextracker uses these channels to communicate with its investors, customers, and the public about the company, its offerings, and other issues. As such, Nextracker encourages investors, the media, and others to follow the channels listed above and to review the information disclosed through such channels.
Investors, Financial Media
Mary Lai
VP, IR & Financial Communications
Investor@nextracker.com
Media
Kristan Kirsh
SVP, Global Marketing
Media@nextracker.com

Schedule I
Nextracker Inc.
Unaudited condensed consolidated statements of operations and comprehensive income
(In thousands, except per share data)

	Three-month periods ended
	September 27, 2024	September 29, 2023
Revenue	$635,571	$573,357
Cost of sales	410,776	424,247
Gross profit	224,795	149,110
Selling, general and administrative expenses	72,127	47,872
Research and development	19,193	7,146
Operating income	133,475	94,092
Interest expense	3,665	3,646
Other (income) expense, net	(7,382)	5,038
Income before income taxes	137,192	85,408
Provision for income taxes	19,928	3,999
Net income and comprehensive income	117,264	81,409
Less: Net income attributable to non-controlling interests and redeemable non-controlling interests	1,873	42,156
Net income attributable to Nextracker Inc.	$115,391	$39,253

Earnings per share attributable to Nextracker Inc. common stockholders
Basic	$0.80	$0.64
Diluted	$0.79	$0.55
Weighted-average shares used in computing per share amounts:
Basic	143,479	61,722
Diluted	149,079	147,141

Nextracker Inc.
Unaudited condensed consolidated statements of operations and comprehensive income (continued)
(In thousands, except per share data)

	Six-month periods ended
	September 27, 2024	September 29, 2023
Revenue	$1,355,492	$1,052,900
Cost of sales	893,257	790,046
Gross profit	462,235	262,854
Selling, general and administrative expenses	132,954	82,107
Research and development	35,712	12,775
Operating income	293,569	167,972
Interest expense	6,945	6,748
Other (income) expense, net	(2,514)	3,070
Income before income taxes	289,138	158,154
Provision for income taxes	47,080	13,100
Net income and comprehensive income	242,058	145,054
Less: Net income attributable to non-controlling interests and redeemable non-controlling interests	4,967	85,372
Net income attributable to Nextracker Inc.	$237,091	$59,682

Earnings per share attributable to Nextracker Inc. common stockholders
Basic	$1.66	$1.10
Diluted	$1.62	$0.99
Weighted-average shares used in computing per share amounts:
Basic	142,785	54,070
Diluted	149,151	147,008

Schedule II
Nextracker Inc.
Unaudited condensed consolidated balance sheets
(In thousands)

	As of September 27, 2024	As of March 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$561,884	$474,054
Accounts receivable, net of allowance of $4,825 and $3,872, respectively	357,586	382,687
Contract assets	360,013	397,123
Inventories	179,251	201,736
Other current assets	326,000	312,635
Total current assets	1,784,734	1,768,235
Property and equipment, net	47,158	9,236
Goodwill	370,613	265,153
Other intangible assets, net	49,283	1,546
Deferred tax assets	472,400	438,272
Other assets	44,471	36,340
Total assets	$2,768,659	$2,518,782
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$406,546	$456,639
Accrued expenses	77,139	82,410
Deferred revenue	236,882	225,539
Current portion of long-term debt	5,625	3,750
Other current liabilities	80,086	123,148
Total current liabilities	806,278	891,486
Long-term debt, net of current portion	140,503	143,967
Tax receivable agreement (TRA) liability	399,054	391,568
Other liabilities	140,506	99,733
Total liabilities	1,486,341	1,526,754
Total stockholders’ equity	1,282,318	992,028
Total liabilities and stockholders’ equity	$2,768,659	$2,518,782

Schedule III
Nextracker Inc.
Unaudited condensed consolidated statements of cash flows
(In thousands)

	Six-month periods ended
	September 27, 2024	September 29, 2023
Cash flows from operating activities:
Net income	$242,058	$145,054
Depreciation and amortization	3,883	2,020
Changes in working capital and other, net	28,686	105,603
Net cash provided by operating activities	274,627	252,677
Cash flows from investing activities:
Purchases of property and equipment	(14,900)	(1,406)
Payment for business acquisitions, net of cash acquired	(144,675)	—
Net cash used in investing activities	(159,575)	(1,406)
Cash flows from financing activities:
Repayment of bank borrowings	(1,875)	—
Net proceeds from issuance of Class A shares	—	552,009
Purchase of LLC common units from Yuma, Inc.	—	(552,009)
Payment of revolver issuance cost	(3,715)	—
TRA payment	(15,520)	—
Distribution to non-controlling interest holders	(6,112)	—
Net transfers to Flex	—	(8,335)
Other financing activities	—	(26)
Net cash used in financing activities	(27,222)	(8,361)
Net increase in cash and cash equivalents	87,830	242,910
Cash and cash equivalents beginning of period	474,054	130,008
Cash and cash equivalents end of period	$561,884	$372,918

	Six-month periods ended
Adjusted free cash flow	September 27, 2024	September 29, 2023
Net cash provided by operating activities	$274,627	$252,677
Purchases of property and equipment	(14,900)	(1,406)
Adjusted free cash flow	$259,727	$251,271

Schedule IV
Nextracker Inc.
Reconciliation of GAAP to Non-GAAP financial measures
(In thousands, except percentages and per share data)

	Three-month periods ended
	September 27, 2024		September 29, 2023
GAAP gross profit & margin	$224,795	35.4%	$149,110	26.0%
Stock-based compensation expense	2,481		3,245
Intangible amortization	896		62
Adjusted gross profit & margin	$228,172	35.9%	$152,417	26.6%

GAAP operating income & margin	$133,475	21.0%	$94,092	16.4%
Stock-based compensation expense	29,885		18,216
Intangible amortization	1,875		62
Acquisition related costs	2,177		—
Adjusted operating income & margin	$167,412	26.3%	$112,370	19.6%

GAAP net income & margin	$117,264	18.5%	$81,409	14.2%
Stock-based compensation expense	29,885		18,216
Intangible amortization	1,875		62
Adjustment for taxes	(6,274)		(3,656)
Acquisition related costs	2,177		—
Adjusted net income & margin	$144,927	22.8%	$96,031	16.7%

GAAP net income & margin	$117,264	18.5%	$81,409	14.2%
Interest, net	455		(86)
Provision for income taxes	19,928		3,999
Depreciation expense	1,067		912
Intangible amortization	1,875		62
Stock-based compensation expense	29,885		18,216
Acquisition related costs	2,177		—
Other tax related income, net	—		5,686
Adjusted EBITDA & margin	$172,651	27.2%	$110,198	19.2%

Diluted earnings per share
GAAP	$0.79		$0.55
Earnings per share attributable to Non-GAAP adjustments	0.18		0.10
Adjusted	$0.97		$0.65

Diluted shares used in computing per share amounts	149,079		147,141

Nextracker Inc.
Reconciliation of GAAP to Non-GAAP financial measures (continued)
(In thousands, except percentages and per share data)

	Six-month periods ended
	September 27, 2024		September 29, 2023
GAAP gross profit & margin	$462,235	34.1%	$262,854	25.0%
Stock-based compensation expense	6,261		5,171
Intangible amortization	984		125
Adjusted gross profit & margin	$469,480	34.6%	$268,150	25.5%

GAAP operating income & margin	$293,569	21.7%	$167,972	16.0%
Stock-based compensation expense	51,786		26,857
Intangible amortization	1,963		125
Acquisition related costs	3,657		—
Adjusted operating income & margin	$350,975	25.9%	$194,954	18.5%

GAAP net income & margin	$242,058	17.9%	$145,054	13.8%
Stock-based compensation expense	51,786		26,857
Intangible amortization	1,963		125
Adjustment for taxes	(15,918)		(4,881)
Acquisition related costs	3,657		—
Adjusted net income & margin	$283,546	20.9%	$167,155	15.9%

GAAP net income & margin	$242,058	17.9%	$145,054	13.8%
Interest, net	(837)		1,334
Provision for income taxes	47,080		13,100
Depreciation expense	1,920		1,895
Intangible amortization	1,963		125
Stock-based compensation expense	51,786		26,857
Acquisition related costs	3,657		—
Other tax related income, net	—		5,686
Adjusted EBITDA & margin	$347,627	25.6%	$194,051	18.4%

Diluted earnings per share
GAAP	$1.62		$0.99
Earnings per share attributable to Non-GAAP adjustments	0.28		0.15
Adjusted	$1.90		$1.14

Diluted shares used in computing per share amounts	149,151		147,008

See the accompanying notes on Schedule V attached to this press release

Schedule V
Nextracker Inc.
Notes
To supplement Nextracker’s unaudited selected financial data presented consistent with U.S. Generally Accepted Accounting Principles (“GAAP”), the Company discloses certain non-GAAP financial measures that exclude certain charges and gains, including adjusted earnings before interest, taxes, depreciation, and amortization (“Adjusted EBITDA”), adjusted gross profit, adjusted operating income, adjusted net income, adjusted diluted earnings per share, and adjusted free cash flow. These supplemental measures exclude certain legal and other charges, stock-based compensation expense and intangible amortization, other discrete events as applicable and the related tax effects. These non-GAAP measures are not in accordance with or an alternative for GAAP and may be different from non-GAAP measures used by other companies. We believe that these non-GAAP measures have limitations in that they do not reflect all the amounts associated with Nextracker’s results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate Nextracker’s results of operations in conjunction with the corresponding GAAP measures. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP measures. We compensate for the limitations of non-GAAP financial measures by relying upon GAAP results to gain a complete picture of the Company’s performance.
In calculating non-GAAP financial measures, we exclude certain items to facilitate a review of the comparability of the Company’s operating performance on a period-to-period basis because such items are not, in our view, related to the Company’s ongoing operational performance. We use non-GAAP measures to evaluate the operating performance of our business, for comparison with forecasts and strategic plans, for calculating return on investment, and for benchmarking performance externally against competitors. In addition, management’s incentive compensation is determined using certain non-GAAP measures. Since we find these measures to be useful, we believe that investors benefit from seeing results “through the eyes” of management in addition to seeing GAAP results. We believe that these non-GAAP measures, when read in conjunction with the Company’s GAAP financials, provide useful information to investors by offering:
•the ability to make more meaningful period-to-period comparisons of the Company’s ongoing operating results;
•the ability to better identify trends in the Company’s underlying business and perform related trend analysis;
•a better understanding of how management plans and measures the Company’s underlying business; and
•an easier way to compare the Company’s operating results against analyst financial models and operating results of competitors that supplement their GAAP results with non-GAAP financial measures.
The following are explanations of each of the adjustments that we incorporate into non-GAAP measures, as well as the reasons for excluding each of these individual items in the reconciliations of these non-GAAP financial measures:
Stock-based compensation expense consists of non-cash charges for the estimated fair value of unvested restricted share unit and stock option awards granted to employees. The Company believes that the exclusion of these charges provides for more accurate comparisons of its operating results to peer companies due to the varying available valuation methodologies, subjective assumptions, and the variety of award types. In addition, the Company believes it is useful to investors to understand the specific impact stock-based compensation expense has on its operating results.

Intangible amortization consists primarily of non-cash charges that can be impacted by, among other things, the timing and magnitude of acquisitions. The Company considers its operating results without these charges when evaluating its ongoing performance and forecasting its earnings trends, and therefore excludes such charges when presenting non-GAAP financial measures. The Company believes that the assessment of its operations excluding these costs is relevant to its assessment of internal operations and comparisons to the performance of its competitors.
The 45X Advanced Manufacturing Production Tax Credit (“45X Credit”) which was established as part of the Inflation Reduction Act (IRA), is a per-unit tax credit earned over time for each clean energy component domestically produced and sold by a manufacturer. The 45X Credit was eligible for domestic parts manufactured after January 1, 2023. The Company has executed agreements with certain suppliers to ramp up its U.S. manufacturing footprint. These suppliers produce 45X Credit eligible parts, including torque tubes, and structural fasteners, that will then be incorporated into a solar tracker. The Company has contractually agreed with these suppliers to share a portion of the credit related to Nextracker’s purchases. The Company accounts for these credits as a reduction of the purchase price of the parts acquired from the vendor and therefore a reduction of inventory until the part is sold, at which point the Company recognizes such credit as a reduction of cost of sales on the unaudited condensed consolidated statements of operations and comprehensive income. During the fourth quarter of fiscal 2024, the Company determined the amount of the 45X vendor rebates it expects to receive in accordance with the vendor contracts and recognized a cumulative reduction to cost of sales of $121.4 million related to 45X Credit vendor rebates earned on production of eligible components shipped to projects starting on January 1, 2023 through March 31, 2024. The Company believes that the assessment of its operations excluding the benefit from the vendor credits provides a more consistent comparison of its performance given the cumulative nature of the amount recorded in the fiscal fourth quarter. Beginning in the first quarter of fiscal year 2025, these 45X credit vendor rebates are not excluded from our non-GAAP financial measures.
Acquisition costs consist primarily of nonrecurring transaction costs for business acquisitions.
Adjustment for taxes relates to the tax effects of the various adjustments that we incorporate into non-GAAP measures to provide a more meaningful measure on non-GAAP net income and certain adjustments related to non-recurring settlements of tax contingencies or other non-recurring tax charges, when applicable.